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                                                                  Exhibit 23-G








                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS


     Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Joint Proxy
Statement/Prospectus forming a part of this Registration Statement as a person about to become a director of Core Materials Corporation.


Columbus, Ohio

November 1, 1996


                                                  /s/ Thomas M. Hough
                                                  ----------------------
                                                  Thomas M. Hough